                                 EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------
VERITAS Merger Sub, Inc.                                Delaware

OpenVision Merger Sub, Inc.                             Delaware